CERTIFICATE OF AMENDMENT

                                 OF THE CHARTER

                                       OF

                        COLLEGE RETIREMENT EQUITIES FUND

         (PURSUANT TO SECTION 803 OF THE NOT-FOR-PROFIT CORPORATION LAW)



                  We, JOHN H. BIGGS and ALBERT J. WILSON, being, respectively, the Chairman, President, and Chief Executive Officer and Secretary of COLLEGE RETIREMENT EQUITIES FUND, hereby certify and set forth:

                  1. The name of the corporation is COLLEGE RETIREMENT EQUITIES FUND.

                  2. The charter of said corporation became effective pursuant to Chapter 124 of the Laws of New York of 1952, on the 18th day of March, 1952.

                  3. COLLEGE RETIREMENT EQUITIES FUND is a corporation as defined by Section 102(a)(5) of the Not-For-Profit Corporation; it is a Type B corporation under Section 201 of said Law; and it shall remain a Type B corporation under
                  Section 201 of said Law.

                  4. Section 7 of the charter of said corporation which reads as follows:

                     "The corporation hereby formed (a) shall not issue any certificates or contracts providing for the payment of predetermined dollar benefits; (b) shall not issue any certificate or contract to any person by reason of his being an employee in the public school system of the State of New York; (c) shall not invest in any common stocks or shares of any corporation, joint-stock association, or business trust an amount in excess of such percentage, not to exceed ten per cent except with the approval of the insurance department, of voting shares of such institution which would cause any such institution to be controlled by, or become a subsidiary of, the corporation, as defined in the insurance law; provided, however, that the foregoing limitations shall not apply to any investment in any subsidiary corporation engaged in any business lawful under the laws of the jurisdictions in which subsidiaries are organized subject to such limitations as are provided in sections one thousand seven hundred one and one thousand seven hundred eight of the insurance law; and (d) shall not engage in transactions in foreign currency or in contracts for future delivery of, options and other rights to purchase, and options and other rights to purchase contracts for future delivery of, securities eligible for investment, except as provided in a statement of operations as filed in accordance with the procedures under subsection
                     (e) of section four thousand two hundred forty of the insurance law and approved by the superintendent."

is hereby amended by deleting  subparagraph (b) and redesignating  subparagraphs
(c) and (d) as (b) and (c), respectively, in order to enable the corporation to provide its products and services to persons who are employees in the public school system of the State of New York.

                  Upon the effective date of the foregoing amendment, Section 7 shall read as follows:

                     "The corporation hereby formed (a) shall not issue any certificates or contracts providing for the payment of predetermined dollar benefits; (b) shall not invest in any common stocks or shares of any corporation, joint-stock association, or business trust an amount in excess of such percentage, not to exceed ten per cent except with the approval of the insurance department, of voting shares of such institution which would cause any such institution to be controlled by, or become a subsidiary of, the corporation, as defined in the insurance law; provided, however, that the foregoing limitation shall not apply to any investment in any subsidiary corporation engaged in any business lawful under the laws of the jurisdictions in which subsidiaries are organized subject to such limitations as are provided in sections one thousand seven hundred one and one thousand seven hundred eight of the insurance law; and (c) shall not engage in transactions in foreign currency or in contracts for future delivery of, options and other rights to purchase, and options and other rights to purchase contracts for future delivery of, securities eligible for investment, except as provided in a statement of operations as filed in accordance with the procedures under subsection (e) of section four thousand two hundred forty of the insurance law and approved by the superintendent."

                  5. This amendment to the charter, pursuant to section 803 of the Not-For-Profit Corporation Law, was authorized by unanimous vote of the members of COLLEGE RETIREMENT EQUITIES FUND at a meeting duly called and held on February 17, 1998.

                  6. The Secretary of State is hereby designated as agent of the corporation upon whom process against it may be served. The Post Office address to which the Secretary shall mail a copy of any process against the corporation served him is:

                          College Retirement Equities Fund
                          730 Third Avenue
                          New York, New York  10017.

                     IN WITNESS  WHEREOF,  this  certificate  has been signed on this day of May, 1998.


                                                     ------------------------
                                                     John H. Biggs
                                                     Chairman, President, and
                                                     Chief Executive Officer


                                                     ------------------------
                                                     Albert J. Wilson
                                                     Secretary

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this day of , 1998, personally, before me came JOHN H. BIGGS and ALBERT J. WILSON, Chairman, President, and Chief Executive Officer and Secretary, respectively, of COLLEGE RETIREMENT EQUITIES FUND, to me known to be the persons described in and who executed the foregoing Certificate of Amendment, and they thereupon severally duly acknowledged to me that they read and executed the same, that they know the contents thereof and that the same is true to their own knowledge.


                                              -------------------------
                                                    Notary Public


STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  JOHN H. BIGGS, being duly sworn, says:

                  That I am the Chairman, President, and Chief Executive Officer of COLLEGE RETIREMENT EQUITIES FUND, and in such capacity I executed the foregoing Certificate of Amendment, that I have read said Certificate of Amendment, know the contents thereof and that the same is true to my own knowledge.


                                              -------------------------
                                                    JOHN H. BIGGS


Sworn to before me this
____ day of _____, 1998


----------------
Notary Public

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  ALBERT J. WILSON, being duly sworn, says:

                  That I am the Secretary of COLLEGE RETIREMENT EQUITIES FUND, and in such capacity I executed the foregoing Certificate of Amendment, that I have read said Certificate of Amendment, know the contents thereof and that the same is true to my own knowledge.


                                                -------------------------
                                                    ALBERT J. WILSON


Sworn to before me this
____ day of _____, 1998


----------------
Notary Public

                  I, , a Justice of the Supreme Court of the First Judicial District, hereby approve the foregoing Certificate of Amendment to the Charter of COLLEGE RETIREMENT EQUITIES FUND and consent to the filing of the same.

Dated:
        --------------          ----------------------------
                                Justice of the Supreme Court
                                of the State of New York
                                First Judicial District


-------------------------------------
Re:  COLLEGE RETIREMENT EQUITIES FUND


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